UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

______________________

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, Todd Hyatt, the Chief Financial Officer (“CFO”) of IHS Markit Ltd. (the “Company”) announced that he plans to retire at the end of 2020, and will step down as CFO in early 2020. The Company will appoint Jonathan Gear, currently the Company’s Executive Vice President and President of Resources, Transportation and Consolidated Markets, to be its CFO once Mr. Hyatt leaves the role. Mr. Hyatt plans to remain with the Company until his retirement to assist with an orderly transition and to lead special projects for the Company.

When Mr. Gear becomes CFO, he will step down as President of Resources, Transportation and Consolidated Markets.

Mr. Gear, 49, has, since July 2016, been Executive Vice President, President of Resources, Transportation and Consolidated Markets and Solutions (CMS) for the Company, including business lines supporting the automotive, technology, engineering, digital, energy, chemicals, maritime and aerospace industries. Mr. Gear was previously executive vice president of resources and transportation for IHS Inc. since April 2013. Earlier, he served in multiple senior vice president positions and as president/chief operating officer of IHS CERA. Mr. Gear previously held leadership positions at Activant Solutions, smarterwork.com, and Booz Allen Hamilton. He holds a B.A. from the University of California, Berkeley, and an MBA from Stanford Graduate School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: November 12, 2019	By:	/s/ Sari Granat
Sari Granat
Executive Vice President, Chief Administrative Officer and General Counsel